SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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[ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12

THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.
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- (Name of Registrant as Specified in its Charter)
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- PHILLIP GOLDSTEIN
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Registrant)
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     Goldstein Provides Additional Information Regarding the
            Emerging Markets Telecommunications Fund

Pleasantville, New York, January 31 (Business Wire) - In connection with a solicitation of proxies for the annual meeting of the Emerging Markets Telecommunications Fund, Inc. (the "Fund"), Phillip Goldstein today provided the following additional information. As of January 18, 2005, Mr. Goldstein alone or jointly with his wife owned 15,765 shares of the Fund. In 2003, Mr. Goldstein and his wife jointly acquired a total of 13,000 shares and made no sales. In 2004, Mr. Goldstein and his wife jointly acquired a total of 5,500 shares and sold a total of 3,000 shares. Any shareholder desiring additional information about Mr. Goldstein's solicitation may contact him at (914) 747-5262.